UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 25, 2017

GIGAMON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3300 Olcott Street
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 831-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02	Results of Operations and Financial Condition
On April 27, 2017, Gigamon Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended April 1, 2017. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)    Election of New Director
On April 25, 2017, the Board of Directors (the “Board”) of the Company elected Arthur W. Coviello, Jr. to serve as a member of the Board, effective immediately. Mr. Coviello will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2017. In addition, Mr. Coviello was appointed as a member of the Audit Committee of the Board, effective immediately.
Arthur W. Coviello, Jr. has served as a venture partner at Rally Ventures since May 2015. Previously, Mr. Coviello served as executive vice president at EMC Corporation, a data storage and information management company, and as executive chairman at RSA, the security division of EMC Corporation, from February 2011 to February 2015 and as executive vice president and president of RSA from September 2006 to January 2011. Mr. Coviello served as chief executive officer and a member of the board of directors of RSA Security, Inc., a network security company, from January 2000 until its acquisition by EMC Corporation in September 2006, as its president from March 1999 until its acquisition and as its acting chief financial officer from December 2005 to May 2006. Mr. Coviello currently serves on the board of directors of EnerNOC, Inc., a provider of energy intelligence software and services, and Synchrony Financial, a financial institution. Mr. Coviello also serves as a director of a number of private companies. Mr. Coviello holds a B.B.A. degree in accounting from the University of Massachusetts.
In connection with his election to the Board, Mr. Coviello was granted (i) an award of 5,509 restricted stock units (the “Initial RSU Award”) under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) and (ii) an award of 982 restricted stock units under the 2013 Plan (the “Additional Initial RSU Award” and together with the Initial RSU Award, the “Initial Awards”). The Initial RSU Award will vest in equal annual installments over a three-year period following his election to the Board, subject to Mr. Coviello’s continued service on the Board through each applicable vesting date. The Additional Initial RSU Award will vest in equal installments on May 9, 2017, and June 9, 2017 (provided, however, that the Additional Initial RSU Award will vest fully on the date of the Company’s next annual meeting of stockholders), subject to Mr. Coviello’s continued service through each applicable vesting date. The Initial Awards are subject to the terms and conditions of the 2013 Plan and the Company’s outside director compensation policy, as amended (the “Outside Director Compensation Policy”). Furthermore, in accordance with the Company’s Outside Director Compensation Policy, Mr. Coviello will be eligible to receive future cash and equity compensation for his service on the Board and its committees.
Mr. Coviello also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-182662) filed with the Securities and Exchange Commission on May 29, 2013.
A press release announcing Mr. Coviello’s appointment to the Board is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d)    Departure of Named Executive Officer
On April 27, 2017, the Company announced that Helmut G. Wilke would be resigning as the Senior Vice President, Worldwide Sales of the Company. Mr. Wilke will continue to serve in such capacity while the Company conducts a search to identify his successor as well as to assist with the transition of his responsibilities and other related matters.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1*	Form of Indemnification Agreement between the Company and its directors and officers
99.1	Press release issued by Gigamon Inc., dated April 27, 2017, entitled “Gigamon Reports First Quarter 2017 Financial Results”
99.2	Press release issued by Gigamon Inc., dated April 27, 2017, entitled “Gigamon Appoints Longtime Security Veteran Arthur W. Coviello to its Board of Directors”

*	Incorporated by reference to Exhibit 10.1 filed with the Company’s Registration Statement on Form S-1 (File No. 333-182662), filed with the Securities and Exchange Commission on May 29, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

By:	/s/ Rex S. Jackson
Rex S. Jackson
Chief Financial Officer
Date: April 27, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Form of Indemnification Agreement between the Company and its directors and officers
99.1	Press release issued by Gigamon Inc., dated April 27, 2017, entitled “Gigamon Reports First Quarter 2017 Financial Results”
99.2	Press release issued by Gigamon Inc., dated April 27, 2017, entitled “Gigamon Appoints Longtime Security Veteran Arthur W. Coviello to its Board of Directors”

*	Incorporated by reference to Exhibit 10.1 filed with the Company’s Registration Statement on Form S-1 (File No. 333-182662), filed with the Securities and Exchange Commission on May 29, 2013.